Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63912 on Form S-8 of our report dated June 29, 2010, relating to the financial statements and financial statement schedules of Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
June 29, 2010